June 2, 2009

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

RE:     NEW MEXICO SOFTWARE, INC.

Ladies and Gentlemen:

We  have  read  the  statements  made  by  NEW MEXICO SOFTWARE, INC. in Item 4.01 of the accompanying  Form  8-K, which is being filed with  the  Securities  and  Exchange  Commission.  We agree with the statements contained therein concerning our firm.

Very truly yours,

/s/ De Joya Griffith & Company, LLC
DE JOYA GRIFFITH & COMPANY, LLC